Exhibit 99.1
NEWS RELEASE
Veramark Acquires Source Loop, LLC
Acquisition of Leading Telecom Expense Management Services Provider Expands Breadth and Depth of
Veramark’s Solution Suite
Pittsford, N.Y., June 18, 2010 – Veramark Technologies Inc. (VERA.OB), a leading provider of Telecom Expense Management (TEM) solutions, today announced that it has acquired the enterprise TEM and consulting businesses of privately-held Source Loop, LLC, a leading provider of such services, based in Alpharetta, Georgia.
Source Loop service capabilities acquired by Veramark include a full suite of professional and managed services for enterprise-class TEM, including telecom cost elimination programs, telecom assessments, sourcing, audits, benchmarking, and network optimization.
“This acquisition was completed to benefit our customers and is part of our continuous improvement efforts,” said Tony Mazzullo, CEO and President of Veramark. “Simply stated, the depth and breadth of the TEM services we offer our customers are greatly improved and our flexibility to serve our customers, now and in the future, is enhanced.”
“Source Loop has had the opportunity to work with many of the leading TEM companies,” said Daren Moore, Managing Partner of Source Loop. “But in our experience, Veramark alone possesses the culture of innovation and dedication to customer value creation that we believe is crucial to the long-term success in this market. We are thrilled to join the Veramark team.”
The aggregate purchase price to be paid by the Company for such assets is $1.5 million plus the issuance of up to 500,000 shares of the Company’s $.10 par value common stock, both subject to adjustment based on financial performance measures.
“Veramark’s revenue generated from telecom expense management and Business Process Outsourcing (BPO) services jumped 63% in the first quarter of 2010 from the same quarter of 2009,” said Mazzullo. “This is a positive sign that clients see value in the portfolio of services and technology. Our investments help assure that we continue to provide a high level of value to our clients.”
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Tony Mazzullo will continue to serve as President and CEO of Veramark. Daren Moore joins Veramark as Senior Vice President, Telecom Expense Management Services. Joe Foster joins Veramark as Vice President, Telecom Expense Management Operations. Source Loop’s service delivery personnel and other key staff will also join the Veramark team. Veramark headquarters remains in Pittsford, NY, and Source Loop’s Alpharetta, Georgia office will serve as an additional Veramark location.
About Source Loop
Source Loop has offered a full suite of professional and managed services for Telecom Expense Management (TEM), including telecom assessments, sourcing, audits, benchmarking, and network optimization. Source Loop also provided ongoing TEM best practice solutions that drive return on investment throughout the entire telecom lifecycle. Source Loop, a recognized thought leader in the TEM arena, partnered with enterprise clients to implement centrally managed and integrated TEM solutions that enable strong operational and cost-effective communications networks.
About Veramark Technologies, Inc.
Veramark is a leading provider of innovative enterprise software and services for telecom and IT expense and performance management. Veramark solutions provide visibility into operational expenses and generate actionable business intelligence to help organizations reduce spend and optimize business processes. Veramark solutions, which include software and services for Telecom Expense Management (TEM) and call accounting, enable best practices for managing complex unified communications networks on a global scale. For more information, visit www.veramark.com.
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Veramark, VeraSMART, and eCAS are registered trademarks of Veramark Technologies, Inc. All other trademarks are the property of their respective owners.
This report may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause actual results to differ from the anticipated results expressed in such forward-looking statements. These may include but are not necessarily limited to changes in general economic conditions in the United States and overseas, technological changes in the telecommunications or computer industries, the timely and successful launch of planned new products, the timely installation and acceptance by end-user customers, and the impact of competition or changes in the marketing strategies of major distributors. These risk factors and others are described in the Company’s reports filed with the United States Securities and Exchange Commission. Subsequent events and developments may cause these forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances that occur after the date of this release, except as required by applicable law.
Media Contact:
Tony Mazzullo
President and CEO
Veramark Technologies, Inc.
(585) 381-6000
tmazzullo@veramark.com